Exhibit 99.1

FOR IMMEDIATE RELEASE
October 17, 2003

TEXAS REGIONAL BANCSHARES, INC. REPORTS
THIRD QUARTER EARNINGS

McAllen, Texas—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for third quarter 2003 of $15,569,000, or $0.52 per diluted common share, compared to $14,262,000, or $0.49 per diluted common share, for the same period in 2002. All per share amounts for prior periods have been adjusted for the 10 percent stock dividend distributed to shareholders of Texas Regional during second quarter 2003. Return on assets and return on shareholders’ equity averaged 1.51 percent and 15.09 percent, respectively, compared to 1.58 percent and 16.26 percent, respectively, for the same period last year.

For the nine months ended September 30, 2003, net income totaled $46,365,000, or $1.56 per diluted common share, compared to $39,929,000, or $1.39 per diluted common share, for the same period in 2002. Return on assets and return on shareholders’ equity averaged 1.55 percent and 15.50 percent, respectively, compared to 1.61 percent and 16.47 percent, respectively, for the same period last year.

 “We are delighted with this solid performance, particularly during this low interest rate period. Net income for the nine-month period ended September 30, 2003 exceeded 15 percent over the comparable prior year period,” said Glen E. Roney, Chairman of the Board. “Growth in loans and deposits exceeded ten percent for the past year and our net yield on interest-earning assets also stabilized.”

Texas Regional completed the acquisition through merger of Riverway Holdings, Inc. on February 22, 2002, San Juan Bancshares, Inc. on November 18, 2002 and Corpus Christi Bancshares, Inc. on February 14, 2003. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

Operating Highlights

Net interest income of $37,143,000 for third quarter 2003 improved $4,024,000 or 12.2 percent over third quarter 2002. Average total interest-earning assets, the primary factor in net interest income growth, increased 14.9 percent from the comparable prior year period to $3,789,144,000 for third quarter 2003. Net yield on average total interest-earning assets decreased nine basis points to 3.89 percent for third quarter 2003 compared to the comparable period in 2002.

For the nine months ended September 30, 2003, net interest income totaled $108,444,000, producing a $13,075,000 or 13.7 percent increase from the comparable prior year period. This growth resulted principally from an increase of 21.3 percent in average total interest-earning assets to $3,700,462,000 for the nine months ended September 30, 2003 over the same period in 2002. The net yield on average total interest-earning assets decreased by twenty-six basis points to 3.92 percent for the nine months ended September 30, 2003 compared to the respective prior year.

Provision for loan losses of $3,851,000 for third quarter 2003 increased $901,000 or 30.5 percent over third quarter 2002 primarily due to loan production. Loans held for investment grew $56,659,000 during third quarter 2003 compared to $40,026,000 during third quarter 2002. Net charge-offs totaled $3,293,000 for third quarter 2003, representing an increase of $676,000 from third quarter 2002.

For the nine months ended September 30, 2003, provision for loan losses totaled $9,971,000, reflecting a $1,316,000 or 15.2 percent increase over the comparable prior year period. Provision for loan losses totaled 0.57 percent of average loans held for investment for the nine months ended September 30, 2003 compared to 0.56 percent for the same period in 2002.

Noninterest income of $13,241,000 for third quarter 2003 increased $1,914,000 or 16.9 percent over third quarter 2002. Total service charges amounted to $8,256,000 for third quarter 2003, an increase of $1,752,000 over third quarter 2002 due to growth in deposits, including related item charges. Net realized gains on sales of securities available for sale increased $1,156,000 to $3,041,000 for third quarter 2003 measured against third quarter 2002 due to sale of callable securities before their anticipated call dates. Loan servicing income

(loss), net of amortization of the mortgage servicing rights (“MSR”) asset, decreased $1,360,000 to a $1,276,000 loss for third quarter 2003 from third quarter 2002. MSR amortization increased $1,195,000 from third quarter 2002 to $1,850,000 for third quarter 2003 due to the high mortgage prepayment rates experienced during the last twelve months. Other operating income increased $125,000 to $560,000 for third quarter 2003 over third quarter 2002 because gains on loans held for sale increased $277,000 from the comparable period.

For the nine months ended September 30, 2003, noninterest income totaled $39,292,000, reflecting an increase of $9,104,000 or 30.2 percent over the comparable prior year period. Total service charges increased $4,159,000 to $22,802,000 for the nine months ended September 30, 2003 compared to the same period in 2002 due to deposit growth. Total deposits increased 14.0 percent from the comparable prior year period. Net realized gains on sales of securities available for sale of $9,653,000 for the nine months ended September 30, 2003 increased $6,692,000 over the comparable prior year period due to sale of callable securities. Data processing service fees increased 13.1 percent during the nine months ended September 30, 2003 to $5,412,000 compared to the same period last year. The number of data processing clients totaled 25 at September 30, 2003 compared to 23 at September 30, 2002. Loan servicing income (loss), net of amortization of the MSR asset, dropped $3,863,000 to a $3,202,000 loss compared to the same period in 2002. MSR amortization increased $3,918,000 to $5,050,000 for year to date period in 2003 compared to the comparable prior year period due to prepayments related to the declining interest rate environment. Other operating income increased $1,399,000 to $2,498,000 for the year to date period in 2003 compared to the same period in 2002 as net gains on loans held for sale increased $1,491,000 to $1,565,000 from the comparable prior year period.

Noninterest expense of $23,267,000 for third quarter 2003 increased $3,765,000 or 19.3 percent over third quarter 2002. During the nine months ended September 30, 2003, noninterest expense totaled $68,103,000, representing an increase of $11,875,000 or 21.1 percent compared to the same period in 2002. This upsurge corresponds generally with growth in business volumes as the banking locations operated increased by 7 to 34. Salaries and employee benefits increased $2,542,000 or 27.0 percent and $7,299,000 or 26.2 percent for the three and nine months ended September 30, 2003, respectively, compared to the same prior year periods. The increase in salaries and employee benefits resulted from higher staffing levels, salary increases and employee medical plan cost increases. The number of full-time equivalent employees of 1,269 at September 30, 2003 increased 15.5 percent from September 30, 2002. The expense efficiency ratio was 46.2 percent for third quarter 2003, compared to 43.9 percent for third quarter 2002.

Financial Condition

Assets totaled $4,185,625,000 at September 30, 2003, reflecting an increase of $581,775,000 or 16.1 percent from September 30, 2002. Loans held for investment of $2,417,245,000 at September 30, 2003 increased $228,206,000 or 10.4 percent from September 30, 2002. Securities, with estimated portfolio duration of 3.0 years, had a total fair value of $1,289,184,000 and a net unrealized holding gain of $17,681,000 at September 30, 2003. Deposits jumped to $3,398,490,000 at September 30, 2003, up $417,714,000 or 14.0 percent from a year ago.

Shareholders’ equity at September 30, 2003 increased $49,623,000 from September 30, 2002 to $409,741,000, reflecting a 13.8 percent increase. Contributing to this growth, net income for the twelve months ended September 30, 2003 totaled $60,283,000 while accumulated other comprehensive income decreased $9,221,000 during the same period. The total risk-based, tier 1 risk-based and leverage capital ratios of 13.93 percent, 12.88 percent and 9.11 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

Asset Quality

At September 30, 2003, total loans held for investment of $2,417,245,000 included $10,561,000 or 0.44 percent classified as nonperforming. The allowance for loan losses of $29,924,000 represented 1.24 percent of loans held for investment and 283.3 percent of nonperforming loans at September 30, 2003. Net charge-offs for third quarter 2003 averaged 0.55 percent of average loans held for investment compared to 0.48 percent for third quarter 2002. Net charge-offs for the nine months ended September 30, 2003 averaged 0.48 percent of average loans held for investment compared to 0.47 percent for the same period in 2002. Total nonperforming assets at September 30, 2003 of $21,408,000 represented 0.88 percent of total loans held for investment and foreclosed and other assets compared to 1.25 percent at

September 30, 2002. Accruing loans 90 days or more past due increased by $916,000 to $4,440,000 at September 30, 2003 compared to September 30, 2002.

Other Information

On September 15, 2003, Texas Regional announced an agreement in principle under which Texas Regional will acquire through merger Southeast Texas Bancshares, Inc. (“Southeast Texas Bancshares”). Texas Regional expects the transaction to close during the first quarter of 2004. Southeast Texas Bancshares is the privately held bank holding company for Community Bank and Trust, SSB based in Beaumont, Texas, which operates through 29 branches located throughout a seven county area. As of September 30, 2003, Southeast Texas Bancshares had total assets of $1,099,832,000, loans of $692,262,000, deposits of $970,792,000 and shareholders’ equity of $108,647,000. The agreement calls for total consideration of $226,500,000, to be paid 50% to 60% in cash and the balance in newly issued Texas Regional common stock in exchange for all of the outstanding shares of Southeast Texas Bancshares. The transaction is subject to approval by the appropriate regulatory authorities and other customary closing conditions, including approval of the Southeast Texas Bancshares shareholders.

Texas Regional paid a quarterly cash dividend of $0.12 per share on October 15, 2003 to shareholders of record on October 1, 2003. This dividend represented a $0.02 per share or 20.0 percent increase over the dividend paid for the same period in 2002.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 34 full-service banking offices in the greater metropolitan areas of Corpus Christi, Houston and South Texas, including 28 in the Rio Grande Valley.

Additional Information and Where to Find It

Following execution of the definitive agreement, Texas Regional intends to file with the SEC a registration statement on Form S-4 concerning the transaction between Texas Regional and Southeast Texas Bancshares. The Form S-4 registration statement will include a proxy statement/prospectus which Texas Regional and Southeast Texas Bancshares intend to mail to the Southeast Texas Bancshares shareholders in connection with the transaction.

Investors and security holders of Texas Regional and Southeast Texas Bancshares are urged to read the proxy statement/prospectus when it becomes available because it contains important information about Texas Regional, Southeast Texas Bancshares and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the proxy statement/prospectus (when it is available) may also be obtained from Texas Regional or Southeast Texas Bancshares. Texas Regional and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Southeast Texas Bancshares in favor of the transaction. Information regarding the interests of Texas Regional’s officers and directors and the interests of Southeast Texas Bancshares’ officers and directors in the transaction will be included in the proxy statement/prospectus.

In addition to the registration statement on Form S-4 to be filed by Texas Regional in connection with the Southeast Texas Bancshares transaction and the related proxy statement/prospectus to be mailed to the shareholders of Southeast Texas Bancshares, Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Texas Regional with the SEC are also available free at the SEC’s web site at www.sec.gov. You can also obtain a free copy of these reports, statements and other information from Texas Regional.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from the merger with Southeast Texas Bancshares), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002
Condensed Income Statements
Loans Held for Investment	$40,354	$40,343	$39,805	$39,815	$39,714
Securities	10,137	10,815	11,485	11,577	11,521
Other Interest-Earning Assets	745	859	697	828	658
Total Interest Income	51,236	52,017	51,987	52,220	51,893
Deposits	12,393	14,354	14,661	15,738	16,673
Other Borrowed Money	1,700	1,697	1,991	2,132	2,101
Total Interest Expense	14,093	16,051	16,652	17,870	18,774
Net Interest Income	37,143	35,966	35,335	34,350	33,119
Provision for Loan Losses	3,851	2,429	3,691	3,676	2,950
Service Charges — Deposits	6,756	5,747	5,482	5,717	5,261
Other Service Charges	1,500	1,569	1,748	1,280	1,243
Trust Service Fees	710	744	675	690	743
Net Realized Gains on Sales of Securities Available for Sale	3,041	4,858	1,754	1,824	1,885
Data Processing Service Fees	1,950	1,741	1,721	1,620	1,676
Loan Servicing Income (Loss), Net	(1,276)	(1,533)	(393)	(2,334)	84
Other Operating Income	560	633	1,305	1,018	435
Total Noninterest Income	13,241	13,759	12,292	9,815	11,327
Salaries and Employee Benefits	11,954	12,371	10,849	10,118	9,412
Net Occupancy Expense	1,967	1,697	1,557	1,290	1,481
Equipment Expense	2,790	2,699	2,353	2,314	2,362
Other Real Estate Expense, Net	124	67	244	177	152
Amortization — Identifiable Intangibles	849	833	850	906	961
Other Noninterest Expense	5,583	5,950	5,366	5,126	5,134
Total Noninterest Expense	23,267	23,617	21,219	19,931	19,502
Income Before Income Tax Expense	23,266	23,679	22,717	20,558	21,994
Income Tax Expense	7,697	8,224	7,376	6,640	7,732
Net Income	$15,569	$15,455	$15,341	$13,918	$14,262
Per Common Share Data (1)
Net Income-Basic	$0.53	$0.53	$0.53	$0.48	$0.49
Net Income-Diluted	0.52	0.52	0.52	0.47	0.49
Market Value at Period End	33.79	34.07	30.19	32.31	30.45
Book Value at Period End	13.91	13.98	13.44	12.95	12.44
Cash Dividends Declared	0.120	0.120	0.120	0.109	0.100
Share Data (1) (in Thousands)
Basic	29,433	29,393	29,198	29,047	28,910
Diluted	29,736	29,727	29,549	29,345	29,294
Shares Outstanding at Period End (1)	29,449	29,413	29,356	29,136	28,958
Selected Financial Data
Return on Average Assets	1.51%	1.54%	1.60%	1.49%	1.58%
Return on Average Equity	15.09	15.41	16.03	14.97	16.26
Leverage Capital Ratio	9.11	8.94	8.91	8.89	8.82
Expense Efficiency Ratio (2)	46.18	47.50	44.55	45.13	43.88
Net Yield on Average Total Interest-Earning Assets	3.89	3.88	3.99	3.97	3.98
Net Charge-Offs	$3,293	$2,216	$2,882	$2,786	$2,617
Net Charge-Offs to Average Loans	0.55%	0.38%	0.51%	0.50%	0.48%
Trust Assets Managed, at Fair Value	$479,126	$461,068	$458,377	$491,087	$470,802
Full-Time Equivalent Employees	1,269	1,264	1,204	1,155	1,099

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002

Condensed Balance Sheets
Loans Held for Investment	$2,417,245	$2,360,586	$2,357,585	$2,267,530	$2,189,039
Securities	1,289,157	1,302,411	1,223,338	1,196,079	1,079,450
Other Interest-Earning Assets	160,057	108,046	140,939	70,888	53,376
Total Interest-Earning Assets	3,866,459	3,771,043	3,721,862	3,534,497	3,321,865
Cash and Due from Banks	131,102	117,422	125,943	124,125	107,175
Premises and Equipment, Net	106,639	101,410	93,689	89,500	88,168
Other Assets	111,349	114,445	114,360	115,181	113,469
Allowance for Loan Losses	(29,924)	(29,366)	(29,153)	(28,116)	(26,827)
Total Assets	$4,185,625	$4,074,954	$4,026,701	$3,835,187	$3,603,850
Savings and Time Deposits	$2,863,603	$2,888,056	$2,858,489	$2,686,213	$2,558,075
Other Borrowed Money	353,650	208,987	236,731	293,518	234,490
Total Interest-Bearing Liabilities	3,217,253	3,097,043	3,095,220	2,979,731	2,792,565
Demand Deposits	534,887	526,832	499,007	445,978	422,701
Other Liabilities	23,744	39,976	38,065	32,023	28,466
Total Liabilities	3,775,884	3,663,851	3,632,292	3,457,732	3,243,732
Shareholders’ Equity	409,741	411,103	394,409	377,455	360,118
Total Liabilities and Equity	$4,185,625	$4,074,954	$4,026,701	$3,835,187	$3,603,850
Condensed Average Balance Sheets
Loans Held for Investment	$2,379,264	$2,347,062	$2,305,452	$2,206,784	$2,166,902
Securities	1,349,951	1,274,638	1,210,279	1,150,803	1,082,642
Other Interest-Earning Assets	59,929	98,242	74,380	71,341	48,075
Total Interest-Earning Assets	3,789,144	3,719,942	3,590,111	3,428,928	3,297,619
Cash and Due from Banks	125,479	119,806	115,627	100,333	98,741
Premises and Equipment, Net	103,899	98,064	91,058	88,582	88,249
Other Assets	114,337	114,959	120,000	113,859	115,302
Allowance for Loan Losses	(30,435)	(30,634)	(29,719)	(27,642)	(27,411)
Total Assets	$4,102,424	$4,022,137	$3,887,077	$3,704,060	$3,572,500
Savings and Time Deposits	$2,854,405	$2,878,723	$2,765,860	$2,621,609	$2,553,835
Other Borrowed Money	269,660	206,906	241,614	255,640	238,142
Total Interest-Bearing Liabilities	3,124,065	3,085,629	3,007,474	2,877,249	2,791,977
Demand Deposits	540,734	501,173	457,441	429,236	404,447
Other Liabilities	28,396	32,959	33,942	28,664	28,048
Total Liabilities	3,693,195	3,619,761	3,498,857	3,335,149	3,224,472
Shareholders’ Equity	409,229	402,376	388,220	368,911	348,028
Total Liabilities and Equity	$4,102,424	$4,022,137	$3,887,077	$3,704,060	$3,572,500
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$10,561	$15,215	$12,636	$14,800	$17,154
Foreclosed and Other Assets	10,847	7,444	7,767	10,610	10,246
Total Nonperforming Assets	21,408	22,659	20,403	25,410	27,400
Accruing Loans 90 Days or More Past Due	4,440	2,939	6,292	4,411	3,524

(1)                                  Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2003 and distributed during second quarter 2003.

(2)                                  Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Nine Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2003	Sep 30, 2002
Condensed Income Statements
Loans Held for Investment	$120,502	$114,556
Securities	32,437	33,332
Other Interest-Earning Assets	2,301	1,597
Total Interest Income	155,240	149,485
Deposits	41,408	48,935
Other Borrowed Money	5,388	5,181
Total Interest Expense	46,796	54,116
Net Interest Income	108,444	95,369
Provision for Loan Losses	9,971	8,655
Service Charges — Deposits	17,985	14,713
Other Service Charges	4,817	3,930
Trust Service Fees	2,129	2,040
Net Realized Gains on Sales of Securities Available for Sale	9,653	2,961
Data Processing Service Fees	5,412	4,784
Loan Servicing Income (Loss), Net	(3,202)	661
Other Operating Income	2,498	1,099
Total Noninterest Income	39,292	30,188
Salaries and Employee Benefits	35,174	27,875
Net Occupancy Expense	5,221	4,157
Equipment Expense	7,842	6,326
Other Real Estate Expense, Net	435	314
Amortization — Identifiable Intangibles	2,532	2,526
Other Noninterest Expense	16,899	15,030
Total Noninterest Expense	68,103	56,228
Income Before Income Tax Expense	69,662	60,674
Income Tax Expense	23,297	20,745
Net Income	$46,365	$39,929
Per Common Share Data (1)
Net Income-Basic	$1.58	$1.40
Net Income-Diluted	1.56	1.39
Market Value at Period End	33.79	30.45
Book Value at Period End	13.91	12.44
Cash Dividends Declared	0.360	0.297
Share Data (1) (in Thousands)
Basic	29,342	28,466
Diluted	29,670	28,796
Shares Outstanding at Period End (1)	29,449	28,958
Selected Financial Data
Return on Average Assets	1.55%	1.61%
Return on Average Equity	15.50	16.47
Leverage Capital Ratio	9.11	8.82
Expense Efficiency Ratio (2)	46.10	44.78
Net Yield on Average Total Interest-Earning Assets	3.92	4.18
Net Charge-Offs	$8,391	$7,211
Net Charge-Offs to Average Loans	0.48%	0.47%
Trust Assets Managed, at Fair Value	$479,126	$470,802
Full-Time Equivalent Employees	1,269	1,099

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Nine Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2003	Sep 30, 2002
Condensed Balance Sheets
Loans Held for Investment	$2,417,245	$2,189,039
Securities	1,289,157	1,079,450
Other Interest-Earning Assets	160,057	53,376
Total Interest-Earning Assets	3,866,459	3,321,865
Cash and Due from Banks	131,102	107,175
Premises and Equipment, Net	106,639	88,168
Other Assets	111,349	113,469
Allowance for Loan Losses	(29,924)	(26,827)
Total Assets	$4,185,625	$3,603,850
Savings and Time Deposits	$2,863,603	$2,558,075
Other Borrowed Money	353,650	234,490
Total Interest-Bearing Liabilities	3,217,253	2,792,565
Demand Deposits	534,887	422,701
Other Liabilities	23,744	28,466
Total Liabilities	3,775,884	3,243,732
Shareholders’ Equity	409,741	360,118
Total Liabilities and Equity	$4,185,625	$3,603,850
Condensed Average Balance Sheets
Loans Held for Investment	$2,344,196	$2,056,335
Securities	1,278,801	953,374
Other Interest-Earning Assets	77,465	41,015
Total Interest-Earning Assets	3,700,462	3,050,724
Cash and Due from Banks	120,340	102,838
Premises and Equipment, Net	97,720	84,243
Other Assets	116,411	105,939
Allowance for Loan Losses	(30,265)	(26,235)
Total Assets	$4,004,668	$3,317,509
Savings and Time Deposits	$2,833,320	$2,396,257
Other Borrowed Money	239,496	188,476
Total Interest-Bearing Liabilities	3,072,816	2,584,733
Demand Deposits	500,088	386,348
Other Liabilities	31,746	22,341
Total Liabilities	3,604,650	2,993,422
Shareholders’ Equity	400,018	324,087
Total Liabilities and Equity	$4,004,668	$3,317,509
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$10,561	$17,154
Foreclosed and Other Assets	10,847	10,246
Total Nonperforming Assets	21,408	27,400
Accruing Loans 90 Days or More Past Due	4,440	3,524

(1)                                  Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2003 and distributed during second quarter 2003.

(2)                                  Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.